 Exhibit 21.1



                           Significant Subsidiaries of
                            Balanced Care Corporation

                       BCC Development and Management Co.
                           BCC Investment Corporation
                     BCC at Hermitage Park Care Center, Inc.
                        BCC at Lebanon Care Center, Inc.
                         BCC at Lebanon Park Manor, Inc.
                      BCC at Nevada Park Care Center, Inc.
                   BCC at Nevada Park Terrace Apartments, Inc.
                          BCC at Nixa Park Center, Inc.
                        BCC at Republic Park Center, Inc.
                      BCC at Springfield Care Center, Inc.
                            BCC at Kingston II, Inc.
                              BCC at Kingston, Inc.
                              BCC at Blakely, Inc.
                             BCC at Bloomsburg, Inc.
                          Balanced Care at Butler, Inc.
                             BCC at Mid-Valley, Inc.
                           BCC at State College, Inc.
                    BCC at Mt. Vernon Park Care Center, Inc.
                  BCC at Mt. Vernon Park Care Center West, Inc.
                             Dixon Management, Inc.
                          BCC at Mt. Royal Pines, Inc.
                       Balanced Care at North Ridge, Inc.
                             BCC at Darlington, Inc.
                       Balanced Care at Eyers Grove, Inc.
                        Balanced Care at Saxonburg, Inc.
                         Balanced Care at Stafford, Inc.
                      Balanced Care at Bloomsburg II, Inc.